UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

LADISH CO., INC.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-34495	31-1145953
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5481 S. Packard Avenue Cudahy, Wisconsin	53110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 747-2611

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the May 5, 2010 Annual Meeting of the Stockholders of the Company, the Stockholders were asked to vote on the election of a new Board of Directors for the next year or until their successors are duly elected. The following table reflects the results of the election:

Director Name	Authority Granted	Authority Withheld

Lawrence W. Bianchi	6,258,620	5,739,211
James C. Hill	7,109,198	4,888,633
Leon A. Kranz	7,072,126	4,925,705
Wayne E. Larsen	7,107,118	4,890,713
J. Robert Peart	7,078,638	4,919,193
John W. Splude	7,110,798	4,887,033
Gary J. Vroman	7,106,798	4,891,033

The Stockholders were also asked to ratify the action taken by the Audit Committee of the Board of Directors in selecting the audit firm Grant Thornton LLP as the independent auditors of the Company for the year ending December 31, 2010. The Stockholders approved this action by the following vote:

For	Against	Abstain	Broker Non-Vote

14,301,341	248,732	8,341	0

The Stockholders were requested to approve the adoption of the Ladish 2010 Restricted Stock Unit Plan. The Stockholders approved the adoption of the Ladish 2010 Restricted Stock Unit Plan by the following vote:

For	Against	Abstain	Broker Non-Vote

10,654,110	616,831	726,889	2,560,584

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

LADISH CO., INC.

Date: May 11, 2010	By: /s/ Wayne E. Larsen
Wayne E. Larsen Vice President Law/Finance & Secretary

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